CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated February 3, 2000, for Balanced Portfolio, Capital Appreciation Portfolio, Disciplined Stock Portfolio, Growth and Income Portfolio, International Equity Portfolio, International Value Portfolio, Limited Term High Income Portfolio, Money Market Portfolio, Quality Bond Portfolio, Small Cap Portfolio, Small Company Stock Portfolio, Special Value Portfolio and Zero Coupon 2000 Portfolio which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-13690) of Dreyfus Variable Investment Fund.






                                          ERNST & YOUNG LLP



New York, New York
December 22, 2000